Exhibit 99.1

Gladstone Land Corporation Files for Public Offering of

6.00% Series C Cumulative Redeemable Preferred Stock

MCLEAN, Va., February 20, 2020 (GLOBE NEWSWIRE) — Gladstone Land Corporation (Nasdaq: LAND) (the “Company”) today announced that it has filed a new prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for a continuous public offering of up to 400,000 shares (the “Offering”) of its newly-designated 6.00% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) at an offering price of $25.00 per share (the “Primary Offering”), and up to 120,000 shares of Series C Preferred Stock pursuant to a dividend reinvestment plan at a price of $22.75 per share to those stockholders who participate in such dividend reinvestment plan (the “DRIP Offering”). The Company expects up to $10.00 million in gross proceeds from the Primary Offering and up to $2.73 million from the DRIP Offering and an aggregate of approximately $11.83 million in net proceeds, after payment of dealer manager fees and selling commissions and estimated expenses of the offering payable by the Company, assuming all shares of the Series C Preferred Stock are sold in the Primary Offering and the DRIP Offering. Gladstone Securities, LLC, an affiliate of the Company (“Gladstone Securities”), will serve as the Company’s exclusive dealer manager in connection with the Offering. The Series C Preferred Stock is being offered by Gladstone Securities on a “reasonable best efforts” basis pursuant to a Dealer Manager Agreement dated as of February 20, 2020, entered into between the Company and Gladstone Securities (the “Dealer Manager Agreement”). The Dealer Manager Agreement provides for the sale of up to 20,000,000 shares of Series C Preferred Stock in the Primary Offering and up to 6,000,000 in the DRIP Offering and the Company intends to file a new registration statement on Form S-3 and a related prospectus supplement in March of 2020 in order to register and offer for sale the entire amount of Series C Preferred Stock pursuant to the terms of the Dealer Manager Agreement.

The Company expects that the offering of Series C Preferred Stock will terminate on the date that is the earlier of (1) June 1, 2025 (unless earlier terminated or extended by our Board of Directors) and (2) the date on which all 20,000,000 shares of Series C Preferred Stock offered in the Primary Offering are sold. The offering period for the dividend reinvestment plan will terminate on the earlier of (1) the issuance of all 6,000,000 shares of Series C Preferred Stock under the dividend reinvestment plan and (2) the listing of the Series C Preferred Stock on the Nasdaq Global Market (“Nasdaq”) or another national securities exchange. There is currently no public market for shares of Series C Preferred Stock. The Company intends to apply to list the Series C Preferred Stock on Nasdaq or another national securities exchange within one calendar year of the Termination Date, however, there can be no assurance that a listing will be achieved in such timeframe, or at all.

The offering is currently being conducted as a public offering under the Company’s effective shelf registration statement, filed with the SEC (File No. 333-217042), which became effective on April 12, 2017. To obtain a copy of the final prospectus supplement and the related base prospectus for this offering, please contact: Gladstone Securities, LLC, 1521 Westbranch Drive, Suite 100 McLean, Virginia, Attn: John Kent.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Gladstone Land Corporation:

Gladstone Land is a publicly-traded agricultural real estate investment trust that owns farmland and farm-related properties located in major agricultural markets in the United States. The Company is not a grower but is only a landlord, leasing its farms to corporate and independent farmers. The Company currently owns 113 farms, comprised of approximately 88,000 acres in 10 different states across the U.S., valued at approximately $885 million. The current per-share distribution on its common stock is $0.04465 per month, or $0.53580 per year. Additional information can be found at www.GladstoneLand.com.

All statements contained in this press release, other than historical facts, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. Readers should not rely upon forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s business, financial condition, liquidity, results of operations, funds from operations or prospects to differ materially from those expressed in or implied by such statements. Such risks and uncertainties are disclosed under the caption “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 19, 2020 and our other filings with the Securities and Exchange Commission including the preliminary prospectus supplement and the final prospectus supplement (when available). The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.